UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 24, 2016 (August 23, 2016)

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On August 23, 2016, Activision Blizzard, Inc. (the “Company”) entered into the Fifth Amendment (the “Amendment”) to the Credit Agreement, dated as of October 11, 2013 (as amended by the First Amendment, dated as of November 2, 2015, the Second Amendment, dated as of November 13, 2015, the Third Amendment, dated as of December 14, 2015, the Fourth Amendment, dated as of March 31, 2016, the “Existing Credit Agreement”; as amended by the Amendment, the “Credit Agreement”), among the Company, as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent and collateral agent for the lenders, and the several other agents party thereto.

The Amendment, among other things, (i) provides for a new tranche of term loans “A” in an aggregate principal amount of $2,875,000,000 (the “Term Loan”), (ii) provides for a new tranche of revolving credit commitments in an aggregate principal amount of $250,000,000 (the “Revolving Credit Facility”), (iii) releases security provided under or in connection with the Existing Credit Agreement and (iv) amends certain covenants to reflect the Company’s investment grade credit ratings.  Proceeds of the Term Loan were primarily used to prepay in full (i) the Initial Term Loans under, and as defined in, the Existing Credit Agreement (the “Existing TLB”) and (ii) the Tranche A Term Loans under, and as defined in, the Existing Credit Agreement (the “Existing TLA” and, together with the Existing TLB, the “Existing Loans”), reducing the aggregate principal amount of each of the Existing TLB and the Existing TLA outstanding under the Credit Agreement to $0.  The Revolving Credit Facility replaced the Company’s Revolving Credit Facility under, and as defined in, the Existing Credit Agreement (the “Existing Revolver”) in its entirety.  The remainder of proceeds from the Term Loan and any proceeds under the Revolving Credit Facility will be used for general corporate purposes and working capital needs.

Both the Revolving Credit Facility and the Term Loan are scheduled to mature on August 23, 2021.  Borrowings under the Revolving Credit Facility and the Term Loan will bear interest, at the Company’s option, at either (a) a base rate equal to the highest of (i) the federal funds rate, plus 1/2 of 1%, (ii) the prime commercial lending rate of Bank of America, N.A. and (iii) the London Interbank Offered Rate (“LIBOR”) for an interest period of one month beginning on such day plus 1.00%, or (b) LIBOR, in each case, plus an applicable interest margin.  LIBOR will be subject to a floor of 0% and base rate will be subject to an effective floor of 1.00%.  The applicable interest margin for borrowings under the Revolving Credit Facility and the Term Loan will range from 1.125% to 2.00% for LIBOR borrowings and from 0.125% to 1.00% for base rate borrowings and will be determined by reference to a pricing grid based on the Company’s Corporate Rating (as defined in the Credit Agreement).

The Credit Agreement requires quarterly principal payments of 0.625% of the stated principal amount of the Term Loan, with increases to 1.250% starting on September 30, 2019 and 3.125% starting on September 30, 2020, with the remaining balance payable on the Term Loan’s scheduled maturity date of August 23, 2021.  Voluntary prepayments of the Term Loan are permitted at any time, in minimum principal amounts, without premium or penalty.  Unlike the Existing Credit Agreement, the Credit Agreement does not require prepayments of the Term Loan from proceeds of asset dispositions.

Under the Credit Agreement, the Company is subject to a financial covenant (the “Financial Covenant”) requiring the Company’s Consolidated Total Net Debt Ratio (as defined in the Credit Agreement) not to exceed (i) on or prior to the last day of the second full fiscal quarter after the date of the Amendment, 4.00:1.00 and (ii) thereafter, 3.50:1.00 (or, at the Company’s option and for a limited period of time upon the consummation of a Qualifying Acquisition (as defined in the Credit Agreement), 4.00.1.00).  The Credit Agreement contains covenants consistent with the Existing Credit Agreement, but the Amendment provides for additional exceptions from such covenants that are customary for transactions of this type for issuers with similar credit ratings, including, without limitation, exceptions for (i) secured debt and debt of non-guarantor subsidiaries of the Company up to an amount not exceeding 5% of Total Assets (as defined in the Credit Agreement), (ii) unsecured debt of the Company and its guarantor subsidiaries subject to pro forma compliance with the Financial Covenant, (iii) asset dispositions subject to absence of a payment or bankruptcy default or an event of default under the Credit Agreement and (iv) Restricted Payments (as defined in the Credit Agreement) subject to pro forma compliance with the Financial Covenant and absence of a payment or bankruptcy default or an event of default under the Credit Agreement.

The Term Loan and the Revolving Credit Facility are guaranteed by the same guarantors that guaranteed the Existing Loans and the Existing Revolver.  The Term Loan and the Revolving Credit Facility are unsecured.  The other terms of the Term Loan and the Revolving Credit Facility are generally the same as the terms of the Existing Loans and the Existing Revolver, respectively.

A copy of the Amendment is attached as Exhibit 10.1 hereto and incorporated herein by reference.  The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

Item 1.02.                                        Termination of a Material Definitive Agreement.

In connection with the Amendment and following the repayment of the Existing Loans, on August 23, 2016, the Security Agreement, dated as of October 11, 2013, among the Company, as borrower, the other grantors identified therein and Bank of America, N.A., as collateral agent for the secured parties, was terminated.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 with respect to the Amendment is incorporated by reference into this Item 2.03.

Item 9.01.                                        Financial Statements and Exhibits.

10.1                        Fifth Amendment to the Credit Agreement, dated as of October 11, 2013, by and among Activision Blizzard, Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the several other agents party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 24, 2016

ACTIVISION BLIZZARD, INC.

By:	/s/ Chris B. Walther
Chris B. Walther
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Fifth Amendment to the Credit Agreement, dated as of October 11, 2013, by and among Activision Blizzard, Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the several other agents party thereto.